WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL THIRD QUARTER ENDED JUNE 30, 2019

•	Total revenue grew 10.4% or was up 13.4% in constant currency

•	Digital revenue grew 12.5% or was up 15.5% in constant currency

•	Net income was $14 million versus $321 million in the prior-year quarter

•	OIBDA was $124 million, up 25.3% from $99 million in the prior-year quarter

NEW YORK, New York, August 6, 2019—Warner Music Group Corp. today announced its third-quarter financial results for the period ended June 30, 2019.

“Our third-quarter results are proof of our continued momentum,” said Steve Cooper, Warner Music Group’s CEO. “To say that streaming is responsible for the recovery of our business is an oversimplification. Without the talent and creativity of our artists and songwriters, and all of the investment and expertise that we put behind them, there would be no growth."

“We had strong growth in revenue, OIBDA and cash flow,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO.  “We expect fiscal 2019 to be another great year.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2019	For the Three Months Ended June 30, 2018	% Change	For the Nine Months Ended June 30, 2019	For the Nine Months Ended June 30, 2018	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,058	$958	10%	$3,351	$2,966	13%
Digital revenue	648	576	13%	1,936	1,656	17%
Operating income	58	28	—%	327	201	63%
Adjusted operating income(1)	68	39	74%	354	254	39%
OIBDA(1)	124	99	25%	530	406	31%
Adjusted OIBDA(1)	134	110	22%	557	459	21%
Net income	14	321	-96%	167	325	-49%
Adjusted net income(1)	24	332	-93%	194	378	-49%
Net cash provided by operating activities	150	129	16%	249	265	-6%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue grew 10.4% (or 13.4% in constant currency).  Growth in Recorded Music digital, licensing and artist services and expanded-rights revenue and growth in Music Publishing digital and synchronization revenue were partially offset by a decline in Recorded Music physical revenue and Music Publishing performance and mechanical revenue.  Revenue growth included a net 4 percentage point benefit from M&A, primarily related to the acquisition of EMP.  Revenue grew in all regions.  Digital revenue grew 12.5% (or 15.5% in constant currency), and represented 61.2% of total revenue, compared to 60.1% in the prior-year quarter.

Operating income was $58 million compared to $28 million in the prior-year quarter.  OIBDA was $124 million, up 25.3% from $99 million in the prior-year quarter and OIBDA margin increased 1.4 percentage points to 11.7% from 10.3% in the prior-year quarter. OIBDA included $18 million from the adoption of ASC 606.  The increase in operating income, OIBDA and OIBDA margin was also the result of revenue growth and lower variable compensation expense, which was partially offset by the impact of a $16 million advance recovery in the prior-year quarter.  Adjusted OIBDA rose 21.8% to $134 million and Adjusted OIBDA margin increased 1.2 percentage points to 12.7% from 11.5% due to revenue mix.

Net income was $14 million compared to $321 million in the prior-year quarter and Adjusted net income was $24 million compared to $332 million in the prior-year quarter.  The decline was due to a gain on the sale of Spotify shares in the prior-year quarter and net losses related to changes in exchange rates on the Company’s Euro-denominated debt and losses on the value of investments in the quarter.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude restructuring and related costs and certain costs related to the Company’s Los Angeles office consolidation in the quarter, and restructuring and related costs and certain costs related to the Company’s Los Angeles office consolidation and the relocation of the Company’s U.S. shared service center to Nashville in the prior-year quarter.  See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income.

As of June 30, 2019, the Company reported a cash balance of $541 million, total debt of $3.006 billion and net debt (defined as total long-term debt, net of deferred financing costs, minus cash and equivalents) of $2.465 billion.

Cash provided by operating activities was $150 million compared to $129 million in the prior-year quarter.  The change was largely due to working capital management.  Free Cash Flow, defined below, was $103 million compared to $608 million in the prior-year quarter, reflecting proceeds from the sale of Spotify shares in the prior-year quarter which was partially offset by higher capital expenditures related to the Company’s Los Angeles office consolidation.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2019	For the Three Months Ended June 30, 2018	% Change	For the Nine Months Ended June 30, 2019	For the Nine Months Ended June 30, 2018	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$913	$802	14%	$2,887	$2,497	16%
Digital revenue	584	519	13%	1,744	1,491	17%
Operating income	85	67	27%	382	276	38%
Adjusted operating income(1)	91	76	20%	397	320	24%
OIBDA(1)	131	115	14%	522	415	26%
Adjusted OIBDA(1)	137	124	10%	537	459	17%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music revenue grew $111 million or 13.8% (or 16.9% in constant currency).  This included a $59 million increase related to the acquisition of EMP and a $7 million increase due to the adoption of ASC 606, which were partially offset by a $21 million decrease related to concert promotion divestitures.  Growth in digital, licensing and artist services and expanded-rights revenue was partially offset by a decline in physical revenue.  Digital growth reflects a continuing shift to streaming.  The increase in licensing was due to the impact of ASC 606 as well as higher activity. The increase in artist services and expanded-rights revenue was largely attributable to the acquisition of EMP and higher international touring, domestic merchandising and advertising revenue.  The decline in physical revenue reflects industry trends and timing of releases.   Recorded Music revenue grew in all regions.  Major sellers included Ed Sheeran, A Boogie Wit da Hoodie, The Yellow Monkey, Nipsey Hussle and Cardi B.

Recorded Music operating income was $85 million, up 26.9% from $67 million in the prior-year quarter, and operating margin was up 0.9 percentage points to 9.3% versus 8.4% in the prior-year quarter.  OIBDA increased 13.9% to $131 million from $115 million in the prior-year quarter and OIBDA margin was constant at 14.3%.  Adjusted OIBDA was $137 million versus $124 million in the prior-year quarter with Adjusted OIBDA margin down 0.5 percentage points to 15.0%. Operating income, OIBDA and Adjusted OIBDA included $6 million related to the adoption of ASC 606.  The increase in operating income, OIBDA and Adjusted OIBDA was also driven by revenue growth, lower variable compensation expense and timing of A&R spending, which were partially offset by the impact of a $16 million advance recovery in the prior-year quarter.  Adjusted OIBDA margin declined due to revenue mix.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2019	For the Three Months Ended June 30, 2018	% Change	For the Nine Months Ended June 30, 2019	For the Nine Months Ended June 30, 2018	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$147	$159	-8%	$470	$476	-1%
Digital revenue	65	59	10%	195	169	15%
Operating income	18	5	—%	67	45	49%
OIBDA(1)	36	24	50%	122	101	21%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing revenue declined $12 million or 7.5% (or 4.5% in constant currency).  The adoption of ASC 606 had an $8 million negative impact.  Revenue grew in digital due to the ongoing shift to streaming and in synchronization due to higher activity. Revenue declined in performance and mechanical driven by lower market share and loss of administration rights in certain catalogs.

Music Publishing operating income was $18 million compared with $5 million in the prior-year quarter.  Operating margin improved to 12.2% from 3.1%.  Music Publishing OIBDA increased by $12 million to $36 million and OIBDA margin increased by 9.4 percentage points to 24.5% from 15.1%, due largely to a $12 million benefit from the adoption of ASC 606.

Financial details for the quarter can be found in the Company’s current Form 10-Q, for the period ended June 30, 2019, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST.  The call will be webcast on www.wmg.com.

About Warner Music Group

With a legacy extending back over 200 years, Warner Music Group today is home to an unparalleled family of creative artists, songwriters, and companies that are moving culture across the globe. At the core of WMG’s Recorded Music division are four of the most iconic companies in history: Atlantic, Elektra, Parlophone, and Warner Records. They are joined by renowned labels such as Asylum, Big Beat, Canvasback, East West, Erato, FFRR, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Spinnin’, Warner Classics, and Warner Music Nashville. Warner Chappell Music - which traces its origins back to the founding of Chappell & Company in 1811 - is one of the world's leading music publishers, with a catalog of more than one million copyrights spanning every musical genre, from the standards of the Great American Songbook to the biggest hits of the 21st century.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Annual Report on Form 10-K, Quarterly Report on Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution for material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to June 30, 2019 and June 30, 2018 relate to the periods ended June 28, 2019 and June 29, 2018, respectively. For convenience purposes, the Company continues to date its financial statements as of June 30.  The fiscal year ended on September 30, 2018 ended on September 28, 2018.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Nine Months Ended June 30, 2019 versus June 30, 2018
(dollars in millions)

	For the Three Months Ended June 30, 2019	For the Three Months Ended June 30, 2018	% Change
	(unaudited)	(unaudited)
Revenue	$1,058	$958	10%
Cost and expenses:
Cost of revenue	(577)	(531)	-9%
Selling, general and administrative expenses	(372)	(343)	-8%
Amortization expense	(51)	(56)	9%
Total costs and expenses	$(1,000)	$(930)	-8%
Operating income	$58	$28	—%
Loss on extinguishment of debt	(4)	(7)	43%
Interest expense, net	(36)	(33)	-9%
Other (expense) income, net	(16)	394	—%
Income before income taxes	$2	$382	-99%
Income tax benefit (expense)	12	(61)	—%
Net income	$14	$321	-96%
Less: Income attributable to noncontrolling interest	(1)	(1)	—%
Net income attributable to Warner Music Group Corp.	$13	$320	-96%

	For the Nine Months Ended June 30, 2019	For the Nine Months Ended June 30, 2018	% Change
	(unaudited)	(unaudited)
Revenue	$3,351	$2,966	13%
Costs and expenses:
Cost of revenue	(1,762)	(1,588)	-11%
Selling, general and administrative expenses	(1,102)	(1,013)	-9%
Amortization expense	(160)	(164)	2%
Total costs and expenses	$(3,024)	$(2,765)	-9%
Operating income	$327	$201	63%
Loss on extinguishment of debt	(7)	(31)	77%
Interest expense, net	(108)	(105)	-3%
Other income, net	41	392	-90%
Income before income taxes	$253	$457	-45%
Income tax expense	(86)	(132)	35%
Net income	$167	$325	-49%
Less: Income attributable to noncontrolling interest	(1)	(4)	75%
Net income attributable to Warner Music Group Corp.	$166	$321	-48%

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at June 30, 2019 versus September 30, 2018
(dollars in millions)

	June 30,	September 30,
	2019	2018	% Change
	(unaudited)
Assets
Current assets:
Cash and equivalents	$541	$514	5%
Accounts receivable, net	744	447	66%
Inventories	67	42	60%
Royalty advances expected to be recouped within one year	171	123	39%
Prepaid and other current assets	57	50	14%
Total current assets	$1,580	$1,176	34%
Royalty advances expected to be recouped after one year	209	153	37%
Property, plant and equipment, net	296	229	29%
Goodwill	1,772	1,692	5%
Intangible assets subject to amortization, net	1,780	1,851	-4%
Intangible assets not subject to amortization	153	154	-1%
Deferred tax assets, net	7	11	-36%
Other assets	158	78	—%
Total assets	$5,955	$5,344	11%
Liabilities and Equity
Current liabilities
Accounts payable	$208	$281	-26%
Accrued royalties	1,577	1,396	13%
Accrued liabilities	448	423	6%
Accrued interest	18	31	-42%
Deferred revenue	170	208	-18%
Other current liabilities	123	34	—%
Total current liabilities	$2,544	$2,373	7%
Long-term debt	3,006	2,819	7%
Deferred tax liabilities, net	236	165	43%
Other noncurrent liabilities	302	307	-2%
Total liabilities	$6,088	$5,664	7%
Equity:
Common stock	—	—	—%
Additional paid-in capital	1,128	1,128	—%
Accumulated deficit	(1,061)	(1,272)	-17%
Accumulated other comprehensive loss, net	(219)	(190)	15%
Total Warner Music Group Corp. deficit	$(152)	$(334)	-54%
Noncontrolling interest	19	14	36%
Total equity	(133)	(320)	-58%
Total liabilities and equity	$5,955	$5,344	11%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Nine Months Ended June 30, 2019 versus June 30, 2018
(dollars in millions)

	For the Three Months Ended June 30, 2019	For the Three Months Ended June 30, 2018
	(unaudited)	(unaudited)
Net cash provided by operating activities	$150	$129
Net cash (used in) provided by investing activities	(47)	479
Net cash used in financing activities	(32)	(304)
Effect of foreign currency exchange rates on cash and equivalents	—	(11)
Net increase in cash and equivalents	$71	$293

	For the Nine Months Ended June 30, 2019	For the Nine Months Ended June 30, 2018
	(unaudited)	(unaudited)
Net cash provided by operating activities	$249	$265
Net cash (used in) provided by investing activities	(340)	451
Net cash provided by (used in) financing activities	119	(453)
Effect of foreign currency exchange rates on cash and equivalents	(1)	(5)
Net increase in cash and equivalents	$27	$258

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three and Nine Months Ended June 30, 2019 versus June 30, 2018
(dollars in millions)

	For the Three Months Ended June 30, 2019	For the Three Months Ended June 30, 2018
	(unaudited)	(unaudited)
Streaming	$540	$448
Downloads and Other Digital	44	71
Total Recorded Music Digital Revenue	$584	$519

	For the Nine Months Ended June 30, 2019	For the Nine Months Ended June 30, 2018
	(unaudited)	(unaudited)
Streaming	$1,579	$1,267
Downloads and Other Digital	165	224
Total Recorded Music Digital Revenue	$1,744	$1,491

Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA
OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three and Nine Months Ended June 30, 2019 versus June 30, 2018
(dollars in millions)

	For the Three Months Ended June 30, 2019	For the Three Months Ended June 30, 2018	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$13	$320	-96%
Income attributable to noncontrolling interest	1	1	—%
Net income	$14	$321	-96%
Income tax (benefit) expense	(12)	61	—%
Income including income taxes	$2	$382	-99%
Other expense (income), net	16	(394)	—%
Interest expense, net	36	33	-9%
Loss on extinguishment of debt	4	7	43%
Operating income	$58	$28	—%
Amortization expense	51	56	9%
Depreciation expense	15	15	—%
OIBDA	$124	$99	25%
Operating income margin	5.5%	2.9%
OIBDA margin	11.7%	10.3%

	For the Nine Months Ended June 30, 2019	For the Nine Months Ended June 30, 2018	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$166	$321	-48%
Income attributable to noncontrolling interest	1	4	75%
Net income	$167	$325	-49%
Income tax expense	86	132	35%
Income including income taxes	$253	$457	-45%
Other income, net	(41)	(392)	-90%
Interest expense, net	108	105	-3%
Loss on extinguishment of debt	7	31	77%
Operating income	$327	$201	63%
Amortization expense	160	164	2%
Depreciation expense	43	41	-5%
OIBDA	$530	$406	31%
Operating income margin	9.8%	6.8%
OIBDA margin	15.8%	13.7%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Nine Months Ended June 30, 2019 versus June 30, 2018
(dollars in millions)

	For the Three Months Ended June 30, 2019	For the Three Months Ended June 30, 2018	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$58	$28	—%
Depreciation and amortization expense	(66)	(71)	7%
Total WMG OIBDA	$124	$99	25%
Operating income margin	5.5%	2.9%
OIBDA margin	11.7%	10.3%

Recorded Music operating income - GAAP	$85	$67	27%
Depreciation and amortization expense	(46)	(48)	4%
Recorded Music OIBDA	$131	$115	14%
Recorded Music operating income margin	9.3%	8.4%
Recorded Music OIBDA margin	14.3%	14.3%

Music Publishing operating income - GAAP	$18	$5	—%
Depreciation and amortization expense	(18)	(19)	5%
Music Publishing OIBDA	$36	$24	50%
Music Publishing operating income margin	12.2%	3.1%
Music Publishing OIBDA margin	24.5%	15.1%

	For the Nine Months Ended June 30, 2019	For the Nine Months Ended June 30, 2018	% Change
	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$327	$201	63%
Depreciation and amortization expense	(203)	(205)	1%
Total WMG OIBDA	$530	$406	31%
Operating income margin	9.8%	6.8%
OIBDA margin	15.8%	13.7%

Recorded Music operating income - GAAP	$382	$276	38%
Depreciation and amortization expense	(140)	(139)	-1%
Recorded Music OIBDA	$522	$415	26%
Recorded Music operating income margin	13.2%	11.1%
Recorded Music OIBDA margin	18.1%	16.6%

Music Publishing operating income - GAAP	$67	$45	49%
Depreciation and amortization expense	(55)	(56)	2%
Music Publishing OIBDA	$122	$101	21%
Music Publishing operating income margin	14.3%	9.5%
Music Publishing OIBDA margin	26.0%	21.2%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)
Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability.  Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 7 below.  We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Nine Months Ended June 30, 2019 versus June 30, 2018
(dollars in millions)

For the Three Months Ended June 30, 2019
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$58	$85	$18	$124	$131	$36	$14
Factors Affecting Comparability:
Restructuring and Other Related Costs	7	3	—	7	3	—	7
L.A. Office Consolidation	3	3	—	3	3	—	3
Adjusted Results	$68	$91	$18	$134	$137	$36	$24

Adjusted Margin	6.4%	10.0%	12.2%	12.7%	15.0%	24.5%

For the Three Months Ended June 30, 2018
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$28	$67	$5	$99	$115	$24	$321
Factors Affecting Comparability:
Restructuring and Other Related Costs	5	5	—	5	5	—	5
L.A. Office Consolidation	3	3	—	3	3	—	3
Nashville Shared Service Costs	3	1	—	3	1	—	3
Adjusted Results	$39	$76	$5	$110	$124	$24	$332

Adjusted Margin	4.1%	9.5%	3.1%	11.5%	15.5%	15.1%

For the Nine Months Ended June 30, 2019
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$327	$382	$67	$530	$522	$122	$167
Factors Affecting Comparability:
Restructuring and Other Related Costs	17	6	—	17	6	—	17
L.A. Office Consolidation	9	9	—	9	9	—	9
Nashville Shared Service Costs	1	—	—	1	—	—	1
Adjusted Results	$354	$397	$67	$557	$537	$122	$194

Adjusted Margin	10.6%	13.8%	14.3%	16.6%	18.6%	26.0%

For the Nine Months Ended June 30, 2018
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$201	$276	$45	$406	$415	$101	$325
Factors Affecting Comparability:
Restructuring and Other Related Costs	30	28	—	30	28	—	30
One-Time Compensation Payment	4	4	—	4	4	—	4
L.A. Office Consolidation	10	10	—	10	10	—	10
Nashville Shared Service Costs	9	2	—	9	2	—	9
Adjusted Results	$254	$320	$45	$459	$459	$101	$378

Adjusted Margin	8.6%	12.8%	9.5%	15.5%	18.4%	21.2%

Constant Currency
Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Nine Months Ended June 30, 2019 versus June 30, 2018 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended June 30, 2019	For the Three Months Ended June 30, 2018	For the Three Months Ended June 30, 2018
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$395	$356	$356
Music Publishing	71	69	69
International revenue
Recorded Music	518	446	425
Music Publishing	76	90	85
Intersegment eliminations	(2)	(3)	(2)
Total Revenue	$1,058	$958	$933

Revenue by Segment:
Recorded Music
Digital	$584	$519	$506
Physical	95	130	126
Total Digital and Physical	679	649	632
Artist services and expanded-rights	158	85	83
Licensing	76	68	66
Total Recorded Music	913	802	781
Music Publishing
Performance	36	51	49
Digital	65	59	57
Mechanical	13	17	18
Synchronization	29	28	26
Other	4	4	4
Total Music Publishing	147	159	154
Intersegment eliminations	(2)	(3)	(2)
Total Revenue	$1,058	$958	$933

Total Digital Revenue	$648	$576	$561

	For the Nine Months Ended June 30, 2019	For the Nine Months Ended June 30, 2018	For the Nine Months Ended June 30, 2018
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$1,236	$1,061	$1,061
Music Publishing	219	220	220
International revenue
Recorded Music	1,651	1,436	1,367
Music Publishing	251	256	241
Intersegment eliminations	(6)	(7)	(7)
Total Revenue	$3,351	$2,966	$2,882

Revenue by Segment:
Recorded Music
Digital	$1,744	$1,491	$1,453
Physical	456	500	485
Total Digital and Physical	2,200	1,991	1,938
Artist services and expanded-rights	458	264	256
Licensing	229	242	234
Total Recorded Music	2,887	2,497	2,428
Music Publishing
Performance	135	153	146
Digital	195	169	164
Mechanical	41	55	55
Synchronization	89	90	87
Other	10	9	9
Total Music Publishing	470	476	461
Intersegment eliminations	(6)	(7)	(7)
Total Revenue	$3,351	$2,966	$2,882

Total Digital Revenue	$1,936	$1,656	$1,613

Free Cash Flow
Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise.  As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 9. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Nine Months Ended June 30, 2019 versus June 30, 2018
(dollars in millions)

	For the Three Months Ended June 30, 2019	For the Three Months Ended June 30, 2018
	(unaudited)	(unaudited)
Net cash provided by operating activities	$150	$129
Less: Capital expenditures	23	11
Less: Net cash paid (received) for investments	24	(490)

Free Cash Flow	$103	$608

	For the Nine Months Ended June 30, 2019	For the Nine Months Ended June 30, 2018
	(unaudited)	(unaudited)
Net cash provided by operating activities	$249	$265
Less: Capital expenditures	82	40
Less: Net cash paid (received) for investments	258	(491)

Free Cash Flow	$(91)	$716

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Media Contact:	Investor Contact:
James Steven	Lori Scherwin
(212) 275-2213	(212) 275-4850
James.Steven@wmg.com	Investor.Relations@wmg.com